Exhibit 10.1

AMENDMENT AND WAIVER NO. 1 TO
AGREEMENT AND PLAN OF MERGER

THIS AMENDMENT NO. 1 TO AGREEMENT AND PLAN OF MERGER is made as of the 28th day of October, 2010

AMONG:

MIDAS MEDICI GROUP HOLDINGS, INC., a corporation formed pursuant to the laws of the State of Delaware and having an office for business located at 445 Park Avenue, New York, NY 10022

(“Midas”)

AND:

MMGH ACQUISITION, INC., a corporation formed pursuant to the laws of the State of Delaware and a wholly owned subsidiary of Midas

(the "Acquirer")

AND:

CONSONUS TECHNOLOGIES, INC., a corporation formed pursuant to the laws of the State of Delaware and having an office for business located at 301 Gregson Drive, Cary, NC 27511

("Consonus")

WHEREAS:

A.              Midas, Acquirer and Consonus entered into an Agreement and Plan of Merger, dated as of April 30, 2010 (the “Merger Agreement”);

B.              Midas, Acquirer and Consonus wish to provide for certain waivers and amendments to the Merger Agreement, which remains in full force and effect;

C.              During September and October 2010, Consonus completed certain transactions, as follows:

a)              Consonus completed the sale of certain data centers and related services pursuant to the asset purchase agreement dated October 1, 2010 by and among Consonus, Consonus Acquisition Corp., a Delaware corporation, Viawest, Inc., a Colorado corporation and VW Acquisition Corp., a Delaware corporation (the “Asset Sale”);

b)              Strategic Technologies, Inc., a North Carolina corporation owned by Consonus (“STI”), Avnet, Inc., a Delaware corporation (“Avnet”) and certain individuals entered into a Forbearance Agreement, Restructuring Agreement and Seventh Amendment to Amended and Restated Refinancing Agreement, pursuant to which, among other matters, debts owed by STI to Avnet were released upon the payment of specified sums and certain warrants issued by Consonus to Avnet were purchased (the “Avnet Agreement”);

c)              STI and Oracle America, Inc. (“Oracle”), entered into a Settlement and Release, dated as of October 27, 2010, pursuant to which debts owed to Oracle by STI were released upon the payment of specified sums (the “Oracle Agreement”); and

d)              Consonus and Knox Lawrence International, LLC (“KLI”) entered in a Fee Agreement on October 25, 2010, pursuant to which, among other matters, KLI was paid a fee of $750,000 and received certain warrants to purchase shares of Consonus, in exchange for KLI approval of the foregoing transactions (the “KLI Agreement”).

D.              All capitalized terms not otherwise defined shall have the definitions set forth in the Merger Agreement.

           NOW THEREFORE, WITNESSETH THAT in consideration of the premises and the mutual covenants, agreements, representations and warranties contained herein and in the Merger Agreement, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1.
Midas and Acquirer acknowledge the transactions related to the Asset Sale, Avnet Agreement, Oracle Agreement and KLI Agreement (the “Consonus Transactions”), and hereby waives the provisions of Section 4.1 of the Merger Agreement insofar as required, such that the Consonus Transactions do not and shall not constitute a breach of the Merger Agreement.

2.
Midas hereby consents to the payment of a cash dividend of $1.85 per share by Consonus to its shareholders and hereby waives the provisions of Section 4.1 of the Merger Agreement insofar as required, such that the payment of the dividend does not and shall not constitute a breach of the Merger Agreement.

3.
Consonus hereby agrees to pay all costs incurred by Midas to date, but unpaid as of the date of this Agreement, in connection with the merger transaction, Merger Agreement, S-4 registration statement or any related costs or expenses.  Midas shall provide Consonus with invoices for all transaction costs and expenses incurred which remain outstanding as of the date of this date of this Agreement or incurred after the date of this agreement,  and such costs shall be paid directly by Consonus on behalf of Midas.

4.	All other terms and provisions of the Merger Agreement remain in full force and effect.

IN WITNESS WHEREOF the parties have executed this Agreement effective as of the day and year first above written.

MIDAS MEDICI GROUP HOLDINGS, INC.

By:	/s/ Nana Baffour
Nana Baffour,
Chief Executive Officer

MMGH ACQUISITION, INC.

By:	/s/ Nana Baffour
Nana Baffour,
Chief Executive Officer

CONSONUS TECHNOLOGIES, INC.

By:	/s/ Hank Torbet
Hank Torbet
Chairman Special Committee